EXHIBIT 4.1
REGISTERED
           PRINCIPAL AMOUNT

                                       $

                        U S WEST CAPITAL FUNDING, INC.
                       6.31% NOTES DUE NOVEMBER 1, 2005
                 UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                          PRINCIPAL AND INTEREST BY
                                U S WEST, INC.

CUSIP 912912AC6

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such Depositary.
Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

     U S WEST Capital Funding, Inc., a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company") for value received hereby promises to pay Cede & Co. or registered assigns, the principal sum of

      $                            (                           Dollars)

on November 1, 2005, by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest semiannually on each May 1 and November 1 on said principal sum at the rate per annum specified in the title of this Note, in the same manner, in like coin or currency, from the first day of May or November, as the case may be, to which interest on this Note has been paid preceding the date hereof (unless the date hereof is a May 1 or November 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from October 27, 1995) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Note shall be authenticated at a time when there is an existing default in the payment of interest on the Notes, if the date hereof is between April 15 and the immediately following May 1 or is between October 15 and the immediately following November 1, this Note shall bear interest from such May 1 or November 1; provided, however, that if the Company shall default in the payment of interest due on such May 1 or November 1, then this Note shall bear interest from the next preceding date to which interest has been paid or, if no interest has been paid on this Note, from October 27, 1995. The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note shall be registered at the close of business on the April 15 prior to such May 1 or the October 15 prior to such November 1 unless such April 15 or October 15 shall be a Legal Holiday (as defined in said Indenture), in which event the next preceding day that is not a Legal Holiday. Interest will be computed on the basis of a year of twelve 30-day months.

        This Note is one of the duly authorized issue of Notes of the Company, designated as set forth herein (the "Notes"), limited to the aggregate principal amount of $250,000,000, all issued or to be issued under and pursuant to an Indenture dated as of April 15, 1988 and amended by the Trust Indenture Reform Act of 1990 (herein referred to as the "Indenture"), duly executed and delivered by the Company and U S WEST, Inc. (the "Guarantor") to First National Bank of Santa Fe (formerly Banquest/First National Bank of Santa Fe), as Trustee (herein referred to as the "Trustee"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Notes).

      In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

       The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company or the Guarantor with any provision of the Indenture, any supplemental indenture or the Securities of any such series, except a Default in payment of the principal of or interest on any Security. However, without the consent of each Holder affected, an amendment or waiver may not: (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Security; (3) change the principal of or change the fixed maturity of any Security; (4) waive a Default in the payment of the principal of or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the Indenture:
(i) with respect to the right of the Holders of a majority in principal amount of any series of Securities, by notice to the Trustee, to waive an existing Default with respect to that series and its consequences; (ii) with respect to the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or the right to bring suit for enforcement of any such payments on or after their respective dates; and (iii) described in this sentence.

       This Note is not redeemable prior to maturity, and is not entitled to a sinking fund.

      This Note is repayable, in whole or in part, at the option of the Holder hereof, on November 1, 2000 (the "Repayment Date"), at a price equal to the principal amount hereof to be repaid plus all accrued interest hereon to the Repayment Date. In order to exercise such repayment option, the Holder hereof must deliver to the Paying Agent, at the corporate trust office in the Borough of Manhattan in the City of New York, this Note, or such portion hereof, as to which an election to exercise the repayment option is being made, together with a duly signed and completed notice of election to have this Note, or such portion hereof repaid by the Company. This Note and such notice of election to exercise the repayment option must be delivered to the Paying Agent no earlier than September 1, 2000 and no later than October 1, 2000. Once made, an election to exercise the repayment option by the Holder hereof will be irrevocable. Such option may be exercised with respect to less than the entire principal amount hereof, but any such redemption in part will be in increments of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. All determinations as to the validity, form, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final and binding.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

     No director, officer, employee or stockholder, as such, of the Company or the Guarantor shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note and the Guarantee endorsed hereon.

         The laws of the State of New York shall govern the Indenture and this Note.

      Ownership of Notes shall be proved by the register for the Notes kept by
the  Registrar.   The Company, the Guarantor, the Trustee and any agent of the
Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

        Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee's authenticating agent, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.











































                _____________________________________________

                         GUARANTEE OF U S WEST, INC.

     FOR VALUE RECEIVED, U S WEST, Inc., a corporation duly organized and existing under the laws of the State of Colorado (the "Guarantor"), hereby unconditionally guarantees to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest on said Note, when and as the same shall become due and payable, whether at maturity or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of or interest on said Note is due and payable, whether U S WEST Capital Funding, Inc. (the "Company") has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable and absolute, irrespective of the validity, regularity, or enforceability of said Note or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand or payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Note and in this Guarantee.

     The Guarantor shall be subrogated to all rights of the holder of said Note against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Notes then outstanding, be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest of all Notes of the Company known as "6.31% Notes Due November 1, 2005" shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Notes to the holders of the Notes, it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication of such Note shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

     This Guarantee shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, U S WEST, Inc. has caused this Guarantee to be signed in its corporate name by the signature of two of its officers thereunto duly authorized and has caused its corporate seal to be affixed hereunto.

     U S WEST, Inc.

     By:______________________________
     Charles J. Burdick
     Vice President and Assistant Treasurer

     By:______________________________
     Stephen E. Brilz
     Assistant Secretary
(SEAL)

           ________________________________________________________

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Dated:  October 27, 1995

     U S WEST Capital Funding, Inc.


     By:_____________________________
     Charles J. Burdick
     Vice President and Treasurer

(SEAL)

     By:_____________________________
     J. Roger Fox
     Assistant Treasurer



                        CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein, issued under the Indenture described herein.

FIRST NATIONAL BANK OF SANTA FE

By Citibank, N.A., as Authenticating Agent



By:_________________________________
   Authorized Officer


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________

Please insert social security number or other identifying number of assignee:

     _______________________________


Please print or type name and address (including zip code) of assignee:

     ___________________________________
     ___________________________________
     ___________________________________
     ___________________________________


the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note of U S WEST Capital Funding, Inc. on the books of the Company, with full power of substitution in the premises.



___________________________________

Dated:_____________________________

NOTICE:    The  signature  to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.



                              NOTICE OF ELECTION

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at __________________________________________________________ (Please print or typewrite name and address of the undersigned).

     For this Note to be repaid, the Paying Agent must receive at its corporate trust office, no earlier than September 1, 2000 and no later than October 1, 2000, this Note with this "Notice of Election" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in increments of $1,000 or any amount in excess thereof which is an integral multiple of $1,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount to be Repaid:  ______________________

Date:  ______________________________


___________________________________
Notice: The signature on this Notice of Election must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.